Exhibit 99.2

International Headquarters
2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Investor Contact: Arthur Shannon arthur.shannon@valeant.com (514) 856-3855 (877) 281-6642 (toll free)	Media Contact: Lainie Keller lainie.keller@valeant.com (908) 927-0617

VALEANT ANNOUNCES PRICING OF PRIVATE OFFERING OF NOTES

LAVAL, QUEBEC, May 17, 2018 - Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) (“Valeant” or the “Company”) today announced that Valeant Pharmaceuticals International (the “Issuer”), the Company’s wholly owned indirect subsidiary, has priced its previously announced offering of $750,000,000 aggregate principal amount of 8.50% unsecured senior notes due 2027 (the “Notes”). The Notes were offered at par. The offering is expected to close on or about June 1, 2018. As previously announced, the Company is seeking to amend and restate its existing credit agreement (as amended and restated, the “New Credit Agreement”) and borrow $4.565 billion of new Term B loans (the “New Term B Loans”) under the New Credit Agreement (the “Refinancing”). The proceeds of the Notes and the New Term B Loans, along with cash on hand, are expected to be used to refinance the Company’s outstanding Term B loans and redeem the Company’s 5.375% Senior Notes due 2020, the Issuer’s 6.375% Senior Notes due 2020, the Issuer’s 6.75% Senior Notes due 2021 and the Issuer’s 7.25% Senior Notes due 2022, and to pay related fees and expenses.

The Notes will be guaranteed by the Company and each of its subsidiaries that are guarantors under the New Credit Agreement. Consummation of the offering of the Notes and the Refinancing are subject to various closing conditions, and there can be no assurance that the Company will be able to successfully complete these refinancing transactions on the terms described above, or at all.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This news release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Valeant
Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a global company whose mission is to improve people's lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-looking Statements
This news release may contain forward-looking statements, including, but not limited to, the offering of the Notes and the Refinancing and the details thereof, including the proposed use of proceeds therefrom, our ability to close the offering of the Notes and the Refinancing. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company's most recent annual and quarterly reports and detailed from time to time in Valeant's other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.
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